Exhibit 8.2

[    ], 2018

RSP Permian, Inc.

3141 Hood Street, Suite 500

Dallas, Texas 75219

Re:         Company Tax Opinion

Ladies and Gentlemen:

We have acted as counsel for RSP Permian, Inc., a Delaware corporation (the “Company”), in connection with the Agreement and Plan of Merger, dated as of March 27, 2018 (the “Merger Agreement”), by and among Concho Resources, Inc., a Delaware corporation (“Parent”), Green Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as the Surviving Corporation (the “Merger”). This opinion is being delivered pursuant to Section 7.3(d) of the Merger Agreement and in connection with the registration statement on Form S-4 (File No. 333-224354) initially filed by Parent on April 20, 2018, including the proxy statement/prospectus forming a part thereof, relating to the transactions contemplated by the Merger Agreement (as amended through the date hereof, the “Registration Statement”). Capitalized terms not defined herein have the meanings specified in the Merger Agreement unless otherwise indicated.

For purposes of this opinion letter, we have reviewed, and with your consent, are expressly relying upon (without any independent investigation thereof), the truth and accuracy of the statements, representations, and covenants contained in (i) the Merger Agreement and any exhibits thereto, (ii) the Registration Statement, (iii) the representation letters provided to us for purposes of this opinion by representatives of Parent and the Company (the “Representation Letters”), and (iv) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

Additionally, we have assumed or have obtained representations, and are relying thereon with your consent, that (i) the Merger will be consummated in accordance with the Merger Agreement and as described in the Registration Statement (and no transaction or condition described therein and affecting our opinion will be waived by any party); (ii) all of the information, facts, statements, representations and covenants set forth in the Merger Agreement, Registration Statement, Representation Letters, and any other documents referred to herein are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the effective time of the Merger, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the effective time of the Merger; (iii) original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the effective time of the Merger) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof; (iv) any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the effective time of the Merger, in each case without such qualification; (v) the Representation Letters have been executed by appropriate and authorized officers of Parent and the Company; and (vi) Parent, the Company and their respective subsidiaries will treat the Merger for U.S. federal income tax purposes in a manner consistent with our opinion, and Parent, Merger Sub, and the Company have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement, the Registration Statement and the Representation Letters.

Based upon the foregoing and subject to the assumptions, limitations and qualifications set forth herein and in the Registration Statement, we are of the opinion that, under presently applicable United States federal income tax law, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our opinion is based on current provisions of the Code (and the legislative history thereto), Treasury Regulations promulgated thereunder, published pronouncements of the Internal Revenue Service (both private and public), case law and such other authorities as we have considered relevant, all as in effect and publicly available as of the date hereof. The authorities upon which our opinion is based are subject to change or differing interpretations, possibly with retroactive effect. Any change in applicable laws or facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions and representations on which we have relied may affect the continuing validity of the opinion set forth herein. We assume no responsibility to inform you of any such change that may occur or come to our attention. No opinion should be inferred as to any other tax consequences of the Merger, including the tax consequences of the Merger under state, local, or foreign law, or with respect to other areas of U.S. federal taxation.

This opinion is rendered only to the Company, and is solely for the Company’s use in connection with the consummation of the Merger upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Material U.S. Federal Income Tax Consequences of the Merger” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,